                                                                       EX-99.h.1

                            ADMINISTRATION CONTRACT


          Contract made as of May 21, 2001, between THE BRINSON FUNDS, a Delaware business trust ("Trust"), and BRINSON ADVISORS, INC. ("Brinson Advisors"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"),

          WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and currently has multiple distinct series of shares of beneficial interest, which correspond to distinct portfolios and have been designated as the funds listed on Exhibit A, as it may be amended from time to time (each a "Fund" and, collectively, "Funds"); and

          WHEREAS the Trust desires to retain Brinson Advisors as administrator to furnish certain administrative services to the Trust with respect to the Funds, and Brinson Advisors is willing to furnish such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.    Appointment. The Trust hereby appoints Brinson Advisors as
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administrator of the Trust and each Fund for the period and on the terms set forth in this Contract. Brinson Advisors accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          2.    Duties as Administrator. Brinson Advisors shall furnish, at its
                -----------------------
own expense, the executive, supervisory and clerical personnel necessary in order to administer the affairs of the Trust and each Fund subject to the supervision of the Trust's Board of Trustees ("Board"). In carrying out the terms of this Contract, Brinson Advisors shall:

          (a) provide office space, equipment and facilities (which may be Brinson Advisors' or its affiliates') for maintaining the Trust's organization, for meetings of the Trust's Board and shareholders, and for performing administrative services hereunder;

          (b) supervise and manage all aspects of the Funds' operations (other than investment advisory activities), assist in the selection of and supervise relations with, and monitor the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary and desirable by the Board;

          (c) provide certain internal clerical and legal services, and stationery and office supplies;

          (d) provide accounting services, including:

              1) determining and arranging for the publication of the net asset value of each Fund;

              2) preparing financial information for presentation to the Trust's Board;

               3) preparing and monitoring the Trust's annual expense budget, and establishing daily accruals;

               4) calculating contractual expenses and coordinating payment of Fund expenses;

               5) calculating periodic dividend rates to be declared in accordance with guidelines and supervising the Trust's transfer agent with respect to the payment of dividends and other distributions to shareholders;

               6) calculating total return (and, if applicable, yield) information as described in the current prospectuses and statement of additional information;

               7) coordinating audit packages for use by independent public accountants;

               8) responding to regulatory audits;

            (e) provide non-investment related statistical and research data and such other reports, evaluations and information as the Funds may request from time to time;

            (f) monitor each Fund's compliance with the current registration statement, the 1940 Act, the Internal Revenue Code and other applicable laws and regulations;

            (g) prepare, to the extent requested by the Trust, and coordinate with Trust's counsel, prospectuses, statements of additional information, registration statements, proxy statements and annual and semi-annual reports to shareholders;

            (h) arrange for the printing and mailing (at the Funds' expense) of an annual list of shareholders, proxy statements and other reports or other materials provided to the Funds' shareholders;

            (i) supervise and facilitate the solicitation of proxies solicited by the Trust for all shareholder meetings, including the tabulation process for shareholder meetings;

            (j) support outside auditors in preparing and filing all the Funds' federal and state tax returns and required tax filings;

            (k) prepare periodic reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities with the advice of the Funds' counsel;

            (l) maintain the Trust's existence, and during such times as the shares of the Funds are publicly offered, maintain the registration and qualification of the Funds' shares under federal and state law;

            (m) coordinate the Trust's board meeting schedule, initiate the agenda and coordinate production of board meeting materials;

            (n) provide individuals acceptable to the Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;

            (o) keep and maintain the financial accounts and records of the Funds;

            (p) analyze and propose changes to shareholder services designed to enhance the value or convenience of the Funds as an investment vehicle;

            (q) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Board of Trustees;

            (r) provide the Board on a regular basis with reports and analyses of each Fund's operations and the operations of comparable investment companies; and

            (s) take any other actions which appear to Brinson Advisors and the Board necessary to carry into effect the purposes of this Contract.

            3.    Further Duties. In all matters relating to the performance of
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this Contract, Brinson Advisors will act in conformity with the Agreement and
Declaration of Trust, By-Laws, and registration statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

            4.    Delegation of Brinson Advisors' Duties as Administrator. With
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respect to any or all Funds, Brinson Advisors may enter into one or more contracts ("Sub-Administration Contract") with one or more sub-administrators in which Brinson Advisors delegates to such sub-administrators any or all of its duties specified in Paragraph 2 of this Contract, provided that each Sub-Administration Contract imposes on the sub-administrator bound thereby all the corresponding duties and conditions to which Brinson Advisors is subject by Paragraph 2 of this Contract and all the duties and conditions of Paragraph 3 of this Contract.

            5.    Services Not Exclusive. The services furnished by Brinson
                  ----------------------
Advisors hereunder are not to be deemed exclusive and Brinson Advisors shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Brinson Advisors, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

            6.    Expenses.
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            (a) During the term of this Contract, each Fund will bear all expenses, not specifically assumed by Brinson Advisors, incurred in its operations and the offering of its shares.

            (b) Expenses borne by each Fund will include but not be limited to the following (or each Fund's proportionate share of the following): (i) fees payable to and expenses incurred on behalf of the Fund by Brinson Advisors under this Contract; (ii) expenses of organizing the Trust and the Fund; (iii) filing fees and expenses relating to the registration and qualifications of the Fund's shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications;
     (iv) fees and salaries payable to the Trust's Trustees and officers who are not interested persons of the Trust or Brinson Advisors; (v) all expenses incurred in connection with the Trustees' services, including travel expenses; (vi) taxes (including any income or franchise taxes) and governmental fees; (vii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (vii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or Fund for violation of any law; (ix) legal, accounting and auditing expenses, including legal fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust; (x) charges of custodians, transfer agents and other agents; (xi) costs of preparing share certificates; (xii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders;
     (xiii) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, agents and shareholders) incurred by the Trust or Fund; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; (xviii) costs of mailing, stationery and communications equipment; (xix) expenses incident to any dividend, withdrawal or redemption options; (xx) charges and expenses of any outside pricing service used to value portfolio securities; (xxi) interest on borrowings of the Trust; and (xxii) fees or expenses related to license agreements with respect to securities indices.

            (c) The Trust or a Fund may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by Brinson Advisors and acknowledged as otherwise payable by Brinson Advisors pursuant to this Contract, the Fund may reduce the fee payable to Brinson Advisors pursuant to Paragraph 7 thereof by such amount. To the extent that such deductions exceed the fee payable to Brinson Advisors on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

            (d) Brinson Advisors will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by those Trustees who are interested persons of the Trust.

            (e) The payment or assumption by Brinson Advisors of any expenses of the Trust or a Fund that Brinson Advisors is not required by this Contract to pay or assume shall not obligate Brinson Advisors to pay or assume the same or any similar expense of the Trust or a Fund on any subsequent occasion.

            7.    Compensation.
                  ------------

            (a) For the services provided and the expenses assumed pursuant to this Contract, each Fund will pay to Brinson Advisors a fee, computed daily and paid monthly, at an annual rate of 0.075% of average daily net assets of such Fund. No Fund shall be responsible for payment owed by any other Fund.

            (b) The fee shall be computed daily and paid monthly to Brinson Advisors on or before the first business day of the next succeeding calendar month.

            (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

          8.   Limitation of Liability of Brinson Advisors. Brinson Advisors
               -------------------------------------------
shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from negligence, willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Brinson Advisors, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Fund or the Trust or acting with respect to any business of such Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, director, employee, or agent or one under the control or direction of Brinson Advisors even though paid by it.

          9.   Limitation of Liability of the Trustees and Shareholders of the
               ---------------------------------------------------------------
Trust. No Trustee, shareholder, officer, employee or agent of any Fund shall be
-----
liable for any obligations of any Fund or the Trust under this Contract, and Brinson Advisors agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to any Trustee, shareholder, officer, employee or agent. Moreover, this Contract shall be deemed to create a separate agreement with the Trust acting on behalf of its respective series listed on Exhibit A hereto, as though the Trust had separately executed an identical agreement for all of its respective series. For each reference in this Agreement to Trust shall be deemed a reference solely to the particular series to which the provision relates. In no circumstances shall the rights, obligations or remedies with respect to a particular series constitute a right, obligation or remedy applicable to any other series.

          10.  Confidentiality. Brinson Advisors shall have the right to use
               ---------------
any list of shareholders of the Fund or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that Brinson Advisors shall not sell or knowingly provide such list or lists to any unaffiliated person. Brinson Advisors agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and the Funds and its prior, present or potential shareholders. In accordance with Section 248.11 of Regulation S-P (17 CFR 248.1-248.30) ("Reg S-P"), Brinson Advisors will not directly, or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg S-P, received from the Fund to any person that is not affiliated with the Fund or with Brinson Advisors and provided that any such information disclosed to an affiliate of Brinson Advisors shall be under the same limitations of non-disclosure.

          11.  Equipment Failures. In the event of equipment failures beyond
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Brinson Advisors' control, Brinson Advisors shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. Brinson Advisors shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

          12.  Certain Records. Brinson Advisors shall maintain customary
               ---------------
records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by Brinson Advisors on behalf of the Trust shall be prepared and maintained at the expense of Brinson Advisors, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

          In case of any request or demand for the inspection of such records by another party, Brinson Advisors shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that Brinson Advisors may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify Brinson Advisors against such liability.

          13.  Termination. This Contract shall become effective upon the date
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hereinabove written and may be terminated at any time, with respect to any Fund without the payment of any penalty, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities or on sixty days' written notice to Brinson Advisors or by Brinson Advisors at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Contract with respect to any given Fund shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Fund.

          14.   Amendment of this Contract. No provision of this Contract may
                --------------------------
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          15.  Governing Law. This Contract shall be construed in accordance
               -------------
with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that Section 9 above will be construed in accordance with the laws of the State of Delaware. To the extent that the applicable laws of the State of New York or the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

          16.  Miscellaneous. The captions in this Contract are included for
               -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "interested person," "investment adviser," "majority of outstanding voting securities" and "prospectus," shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                        BRINSON ADVISORS, INC.


Attest: ____________________            By: ______________________

Name:                                   Name:
Title:                                  Title:

                                        THE BRINSON FUNDS


Attest: ____________________            By: ______________________

Name:                                   Name:
Title:                                  Title:

                                   Exhibit A
                                   ---------


1.  Global Balanced Fund

2.  Global Equity Fund

3.  Global Technology Fund

4.  Global Biotech Fund

5.  Global Bond Fund

6.  U.S. Balanced Fund

7.  U.S. Equity Fund

8.  U.S. Value Equity Fund

9.  U.S. Large Cap Equity Fund

10. U.S. Large Cap Growth Fund

11. U.S. Small Cap Equity Fund

12. U.S. Small Cap Growth Fund

13. U.S. Real Estate Equity Fund

14. U.S. Bond Fund

15. High Yield Fund

16. Emerging Markets Debt Fund

17. International Equity Fund

18. Emerging Markets Equity Fund

                 AMENDMENT RELATING TO ADMINISTRATIVE SERVICES
                       UNDER MULTIPLE SERVICES AGREEMENT

          This AMENDMENT, dated May 21, 2001, is between The Brinson Funds, a Delaware business trust (the "Customer"), on behalf of its separate Series, and The Chase Manhattan Bank (the "Bank"). It amends the Multiple Services Agreement, effective May 9, 1997, as amended from time to time (the "Agreement"), between the Customer and Morgan Stanley Trust Company, a predecessor company to the Bank.

          WHEREAS, the terms of the Agreement provide that the Bank shall provide certain administrative services to the Customer and its Series; and

          WHEREAS, the Board of Trustees of the Customer has appointed Brinson Advisors, Inc. to serve as the administrator of the Customer; and

          WHEREAS, as a result of such appointment, it is necessary to modify the Agreement to reflect the scope of administrative services to be provided by the Bank to the Customer, as provided in this Amendment; and

          WHEREAS, the Customer and the Bank desire to continue the Agreement, subject to the modifications set forth in this Amendment;

          NOW, THEREFORE, effective May 21, 2001, the Agreement is amended as follows:

          1. The initial paragraph of Section II of the Agreement is deleted, and replaced by the following:

          The Customer hereby appoints the Bank as its accounting services and transfer agent to the Series, and the Bank hereby accepts such appointment. In addition, to the extent delegated to the Bank by Brinson Advisors, Inc. ("Advisors"), the administrator of the Customer, the Bank shall be responsible for the provision of certain administrative services to the Customer and its Series. This Section
          II. of this Agreement relates solely to the provision of accounting and transfer agency services to the Customer and its Series, and, to the extent delegated to the Bank by Advisors, the provision of administrative services to the Customer and its Series. For purposes of this Section II., the term "Bank" shall include the Bank and its agents.

          2. "Schedule F-Fee Schedule for The Brinson Funds, As Amended May 9, 2000" is hereby replaced in its entirety with "Schedule F-Fee Schedule for The Brinson Funds, Effective May 21, 2001" attached hereto.

          3. Unless expressly defined herein, the terms used in this Amendment shall have the meaning assigned to them in the Agreement.

          4. Except as expressly modified hereby, the Agreement is confirmed in all respects.

          IN WITNESS WHEREOF, the parties have duly executed this Amendment.

                                 THE CHASE MANHATTAN BANK


                                 By: _______________________

                                 Title: ____________________


                                 THE BRINSON FUNDS


                                 By: _______________________

                                 Title: ____________________

                                  SCHEDULE F
                                  ----------

                      FEE SCHEDULE FOR THE BRINSON FUNDS
                      ----------------------------------

                            Effective May 21, 2001

                        Accounting, Transfer Agency and
                     Custody Services Annual Fee Schedule

1. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer and 6.00 basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging market equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

     There will be an annual fee of $25 for each shareholder account within The Brinson Funds.

     NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by Brinson Partners, Inc. Fees are to be charged ONLY where actual non-Brinson Partners, Inc.-sponsored investment company or series securities are held.

     For purposes of this Schedule F, the "average weekly U.S. assets of the customer" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly non-U.S. assets of the customer" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets equity assets of the customer" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the Customer's emerging markets equity funds as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets debt assets of the customer" means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the Customer's emerging markets debt funds (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

     Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following:

     The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

     (1)    taxes;

     (2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

     (3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

     (4)    EDGAR filing fees;

     (5)    independent public accountants;

     (6)    insurance premiums including fidelity bond premiums;

     (7)    outside legal expenses;

     (8)    costs of maintenance of corporate existence;

     (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

     (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

     (11)   trade association dues and expenses; and

     (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

     Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.